Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-120559) pertaining to the Employees Stock Option Plan of Syneron Medical Ltd. of our report dated June 12, 2007, with respect to the consolidated financial statements of Syneron Medical Ltd. and subsidiaries included in this Annual Report on Form 20-F for the year ended December 31, 2006.

June 12, 2007 Haifa, Israel	Yours Truly, /s/ Kost Forer Gabbay & Kasierer —————————————————— KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global